Exhibit 99.1

From: Fredda Cassell
Sent: Wednesday, January 04, 2017 3:49 PM
To: Polsky, Howard
Subject: Resignation

To Howard Polsky

Secretary of the Board of Directors of K12, Inc :

I hereby resign from the Board of Directors of K12, Inc. effective immediately.

I have no disagreements with the Company.

I appreciate the opportunity to have worked with you and the Board.

Sincerely,

Fredda J Cassell